                                                                   EXHIBIT 10.90


                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                          ELECTRIC MOTOR SYSTEMS, INC.,
                          ELECTROMOTIVE SYSTEMS, INC.,
                      EMS/ROSA AUTOMATION ENGINEERING, INC.
                               ROBERT G. FRIEDRICH
                              STEVEN J. BADINGHAUS



                                       AND



                                 MAGNETEK, INC.



                               DATED JULY 23, 1999

                                TABLE OF CONTENTS

ARTICLE 1 SALE AND PURCHASE OF ASSETS.............................................................................1
         1.1      Sale and Purchase of Assets.....................................................................1
         1.2      Assumption of Liabilities.......................................................................2
         1.3      Excluded Liabilities............................................................................2
         1.4      Purchase Price..................................................................................2
         1.5      Purchase Price Adjustment.......................................................................2
         1.6      Payment of Purchase Price ......................................................................4
         1.7      Allocation of Purchase Price ...................................................................4

ARTICLE 2 CLOSING.................................................................................................4
         2.1      Closing Date....................................................................................4
         2.2      Transfer of Possession..........................................................................5
         2.3      Instruments of Transfer and Assumption..........................................................5
         2.4      Other Matters...................................................................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER................................................................6
         3.1      Organization and Standing.......................................................................6
         3.2      Power and Authority.............................................................................6
         3.3      No Violation of Law and Agreements..............................................................6
         3.4      Consents Required...............................................................................7
         3.5      Subsidiaries....................................................................................7
         3.6      (a)      Accounts Receivable....................................................................7
                  (b)      Accounts Payable and Inventory ........................................................8
         3.7      Order Backlog; Major Customers .................................................................8
         3.8      Financial Statements............................................................................8
         3.9      Books and Records...............................................................................9
         3.10     No Undisclosed Liabilities......................................................................9
         3.11     Title to Assets.................................................................................9
         3.12     Real Estate....................................................................................10
         3.13     Absence of Certain Changes.....................................................................11
         3.14     Taxes..........................................................................................13
         3.15     Compliance with Laws...........................................................................14
         3.16     Contracts and Other Agreements.................................................................15
         3.17     Environmental Matters..........................................................................16
         3.18     Intellectual Property..........................................................................19
         3.19     Permits........................................................................................20
         3.20     Labor and Employment Matters...................................................................21
         3.21     Employees......................................................................................21
         3.22     Employee Benefit Plans.........................................................................21
         3.23     Other Employee Benefit Plans...................................................................24
         3.24     Litigation.....................................................................................24

         3.25     Insurance......................................................................................24
         3.26     Brokerage......................................................................................24
         3.27     Powers of Attorney; Guarantees.................................................................24
         3.28     Relations with Suppliers and Customers.........................................................25
         3.29     Transactions with Affiliates...................................................................25
         3.30     Absence of Certain Business Practices..........................................................25
         3.31     Condition of Tangible Assets and Inventories...................................................25
         3.32     Product Liability..............................................................................26
         3.33     Operation of Business .........................................................................26
         3.34     Year 2000 Compliance ..........................................................................26

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................27
         4.1      Due Incorporation..............................................................................27
         4.2      Authority......................................................................................27
         4.3      Consents and Approvals.........................................................................28
         4.4      No Breach......................................................................................28
         4.5      Brokerage......................................................................................28
         4.6      Buyer's Disclosures ...........................................................................28

ARTICLE 5 COVENANTS AND AGREEMENTS OF SELLERS....................................................................28
         5.1      Further Assurances.............................................................................28
         5.2      Assignment of Leaseholds.......................................................................29
         5.3      Tax Returns....................................................................................29
         5.4      Transfer Taxes.................................................................................29
         5.5      Expenses ......................................................................................29
         5.6      Employees and Benefit Plans ...................................................................29
         5.7      Purchase of Delinquent Account Receivables ....................................................30

ARTICLE 6 COVENANTS AND AGREEMENTS OF BUYER......................................................................30
         6.1      Expenses.......................................................................................30
         6.2      Further Assurances.............................................................................30
         6.3      Records........................................................................................30
         6.4      Employees of Seller............................................................................30
         6.5      Transfer Taxes ................................................................................31
         6.6      Excess Accounts Receivable Collections ........................................................31

ARTICLE 7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................32
         7.1      Survival.......................................................................................32

ARTICLE 8 INDEMNIFICATION........................................................................................32
         8.1      Obligation to Indemnify........................................................................32

         8.2      Notice of Asserted Liability...................................................................34
         8.3      Opportunity to Defend..........................................................................34
         8.4      Escrow Remedies................................................................................34
         8.5      Limitation of Remedies.........................................................................35

ARTICLE 9 MISCELLANEOUS..........................................................................................35
         9.1      Notices........................................................................................35
         9.2      Entire Agreement...............................................................................36
         9.3      Waivers and Amendments; Non-Contractual Remedies; Preservation
                  of Remedies....................................................................................36
         9.4      Governing Law; Reference to U.S. Dollars.......................................................36
         9.5      Expenses; Attorneys' Fees......................................................................37
         9.6      Binding Effect; Assignment.....................................................................37
         9.7      No Third Party Beneficiaries...................................................................37
         9.8      Counterparts...................................................................................37
         9.9      Headings.......................................................................................37
         9.10     Publicity......................................................................................37
         9.11     Severability...................................................................................37
         9.12     Time of Essence................................................................................38

ARTICLE 10 DEFINITIONS...........................................................................................38
         10.1     Defined Terms..................................................................................38

Schedule 10.1....................................................................................................52
Annex to Schedule ...............................................................................................58

                                  EXHIBIT INDEX

Exhibit A        Calculation Methodology for Closing Date Balance Sheet

Exhibit B        Form of Escrow Agreement

Exhibit C        Form of Lease

Exhibit D        Form of Bill of Sale

Exhibit E        Form of Assignment and Assumption Agreement

Exhibit F        Form of Assignment

Exhibit G        Form of Non-Competition Agreement

Exhibit H        Form of Guaranty Agreement

Exhibit I        Amendment to EMS's Lease



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



                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT ("Agreement"), dated as of July 23, 1999, is entered into by and among MagneTek, Inc., a Delaware corporation ("Buyer"), Electric Motor Systems, Inc., an Ohio corporation ("EMS"), Electromotive Systems, Inc., a Wisconsin corporation ("ESI"), and EMS/Rosa Automation Engineering, Inc., an Ohio corporation ("EMS/Rosa") (each of EMS, ESI and EMS/Rosa is sometimes referred to individually as "Seller" and collectively as "Sellers"), Robert G. Friedrich, an individual ("Friedrich") and Steven J. Badinghaus, an individual ("Badinghaus" and, together with Friedrich, the "Individual Sellers").

                                    RECITALS

         A. Sellers are engaged in the business of the manufacture and design of AC/DC drives (the "Business").

         B. Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets of Sellers and, in connection therewith, Buyer shall assume certain enumerated obligations and liabilities related to such assets, in accordance with the terms and conditions set forth in this Agreement.

         C. The Individual Sellers have developed personal reputations, relationships, knowledge and other personal assets and attributes that are useful in the Business, and the Individual Sellers desire to sell, and the Buyer desires to purchase, certain of the foregoing.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1

                           SALE AND PURCHASE OF ASSETS

         1.1 Sale and Purchase of Assets. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Sellers, the Assets. Notwithstanding anything contained herein to the contrary, the Excluded Assets are specifically excluded from the Assets and shall be retained by Sellers. In addition, and subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Individual Sellers will sell and the Buyer will purchase the Personal Goodwill.




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

         1.2 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, on the Closing Date, Buyer shall assume the Assumed Liabilities.

         1.3 Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities, Buyer shall not assume, or otherwise be responsible for, any Excluded Liabilities.

         1.4 Purchase Price. The purchase price (the "Purchase Price") for the sale, transfer and assignment of the Assets, the Assumed Contracts, the Leases and the Ancillary Agreements, and for the assumption of the Assumed Liabilities, will be the sum of ______________________ Dollars ($____________), as adjusted pursuant to Section 1.5 below. In addition, the Buyer shall assume the Assumed Liabilities as provided in Section 1.2 above. The Purchase Price and the Assumed Liabilities shall be allocated among the Sellers, the Assets and the parties to the Ancillary Agreements in accordance with Section 1.7 below.

         1.5      Purchase Price Adjustment.

                  (a) Within sixty (60) days after the Closing Date, Sellers shall prepare and deliver to Buyer a balance sheet of the Business dated the Closing Date (the "Closing Date Balance Sheet"), which balance sheet shall include only (1) the Assets and the Assumed Liabilities and (2) reserves calculated consistently in accordance with the amounts and methodology set forth in Exhibit A attached hereto. Subject to the foregoing, the Closing Date Balance Sheet shall be prepared in accordance with GAAP as historically applied in preparation of the balance sheets included in Sellers' Financial Statements, copies of which have been delivered to Buyer pursuant to Section 3.8 below. The Buyer shall cause relevant employees to reasonably assist Sellers and shall give Sellers and their agents reasonable access to the relevant employees and the Books and Records following the Closing, as reasonably necessary for Sellers to prepare the Closing Date Balance Sheet within the sixty (60) day period referred to above.

                  (b) The Purchase Price shall be subject to appropriate adjustment after the Closing Date based upon the calculation of the Closing Equity (as hereinafter defined) on the Closing Date. The "Closing Equity" will be the difference between the value of the Assets and the Assumed Liabilities as shown on the Closing Date Balance Sheet. If the Closing Equity is determined to be less than $16,420,073, then the Purchase Price will be reduced by the amount of the deficiency. If the Closing Equity is determined to be greater than $16,420,073, then the Purchase Price will be increased by the amount of the excess. The Purchase Price shall also be subject to adjustment after the Closing Date on account of the proration of water, electricity, gas, sewage and other utility charges and taxes applicable to the Business to the extent such items were not included as assets or liabilities in the Closing Date Balance Sheet. The Purchase Price shall also be decreased by $100,000 in the event that the Sellers fail to deliver to Buyer the Closing Date Balance Sheet within sixty
(60) days following the Closing Date, or, with Buyer's consent, which shall not be unreasonably withheld, such longer period as Sellers may request, unless Buyer has materially contributed to such failure by denying or unreasonably hindering

Sellers' access to (and assistance from) employees and the Books and Records as provided in Section 1.5(a), in which case no adjustment shall be made pursuant to this sentence. The Purchase Price as adjusted shall be hereinafter referred to as the "Adjusted Purchase Price."

                  (c) Within thirty (30) days after the date the Closing Date Balance Sheet is delivered to Buyer by Sellers, or, with Seller's consent, which shall not be unreasonably withheld, such longer period as Buyer may request, Buyer shall complete its examination of the Closing Date Balance Sheet and shall deliver to Sellers either the written acknowledgment of Buyer's acceptance of the Closing Date Balance Sheet or a written report of Buyer's accountants setting forth with reasonable specificity and in reasonable detail any proposed adjustments to the Closing Date Balance Sheet (the "Adjustment Report"). Upon Buyer's acceptance of the Closing Date Balance Sheet or Buyer's failure to deliver such acknowledgment or the Adjustment Report in a timely manner, the Closing Date Balance Sheet shall be deemed to be correct and to have been finally determined for purposes of Section 1.5(d) hereof.

                  (d) In the event that, within ten (10) days after Sellers receive the Adjustment Report, Sellers and Buyer fail to agree on any or all of the Buyer's proposed adjustments contained in the Adjustment Report, then the parties shall notify the certified public accounting firm of Arthur Andersen LLP of the need for their services as independent auditors and not for Sellers or Buyer ("Independent Auditors"). The Independent Auditors shall make the final determination with respect to the correctness of the proposed adjustments in the Adjustment Report in light of the terms and provisions of this Agreement. In the event Arthur Andersen LLP declines to act as Independent Auditors, then the parties agree that the certified public accounting firm of KPMG LLP shall act as the Independent Auditors. In the event the Independent Auditors are retained to resolve any disputes concerning adjustments to the Closing Date Balance Sheet proposed by Buyer in the Adjustment Report (the "Contested Adjustments"), then
(i) Sellers and Buyer shall each submit to the Independent Auditors in writing within 30 days after the Independent Auditors are retained their respective proposals with respect to the Contested Adjustments, which shall specify those items or amounts constituting Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Auditors request and (ii) Sellers and Buyer shall instruct the Independent Auditors to make, within 30 days after receiving the proposals of both Sellers and Buyer and all supplementary supporting documentation requested by the Independent Auditors, the adjustments that should be made to the Closing Date Balance Sheet (the "Final Adjustments"). The Independent Auditors' decision as the Final Adjustments shall be final and binding on Sellers and Buyer. The Final Adjustments shall be included in the Final Closing Balance Sheet (as defined below). Buyer and Sellers shall share equally in the fees and expenses of the Independent Auditors.

                  (e) The term "Final Closing Balance Sheet" shall mean the Closing Date Balance Sheet delivered pursuant to Section 1.5(a), as adjusted pursuant to Section 1.5 (b) through (d). The date on which the Closing Date Balance Sheet is finally determined pursuant to this Section shall hereinafter be referred to as the "Settlement Date."

                  (f) (i) In the event the purchase price, as determined from the Final Closing Balance Sheet ("Final Adjusted Purchase Price"), exceeds $_______________ by at least $100,000, then Buyer shall deliver to Sellers cash in an amount equal to such excess.

                      (ii) In the event the Final Adjusted Purchase Price is at least $100,000 less than $__________, Sellers shall deliver to Buyer cash in an amount equal to such deficiency.

                  (g) Any payments required pursuant to Section 1.5(f)(i) or
(ii) hereof shall be payable in U.S. dollars by wire transfer of immediately available funds to an account designated by the recipient. In the event payment is not made by a party for any reason within five (5) days of the date on which the Final Adjustment Purchase Price is determined, such party shall pay interest on the amount due from the due date until payment is made at a rate of six percent (6%) per annum.

         1.6 Payment of Purchase Price. At the Closing, Buyer shall pay (a) to Sellers in U.S. dollars by wire transfer of immediately available funds to an account designated by Sellers an amount equal to $______________, and (b) $2,000,000 in U.S. dollars into the escrow account established pursuant to an Escrow Agreement of even date herewith among Buyer, Sellers, and First Tennessee Bank National Association, as escrow agent, in the form attached as Exhibit B hereto (the "Escrow Agreement"). Sellers shall pay to Friedrich and Badinghaus, respectively, on behalf of Buyers and out of the funds paid to Sellers pursuant to clause (a) above, $3,115,000 and $300,000 respectively.

         1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets and the Noncompetition Agreements as set forth on Schedule 1.7. Sellers and Buyer shall so allocate the Purchase Price on all Tax Returns filed by them and shall not take any position on any Tax Return inconsistent with such allocation. The Final Adjusted Purchase Price shall be proportionately allocated as set forth on Schedule 1.7.

                                    ARTICLE 2

                                     CLOSING

         2.1 Closing Date. The closing of the transactions provided for herein shall take place at the offices of Baker, Donelson, Bearman & Caldwell, 511 Union Street, Suite 1700, Nashville, Tennessee 37219, at 9:00 a.m. on July 19, 1999, or at such other place, time or date as the parties may mutually agree to in writing, such date being referred to herein as the "Closing Date" or the "Closing".




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

         2.2 Transfer of Possession. On the Closing Date, Sellers, through their respective managers, officers, agents and employees, will relinquish to Buyer and its managers, officers, agents and employees possession and control of the Assets.

         2.3 Instruments of Transfer and Assumption. At the Closing, Buyer and Sellers will execute and deliver to each other, as appropriate:

                  (a) one or more "Bills of Sale" in the form of Exhibit C attached hereto, conveying in the aggregate all of Sellers' owned personal property included in the Assets;

                  (b) a "Lease of ESI's Property" in the form attached as Exhibit D hereto, with respect to the Sellers' real property and improvements located at N50 W13605 Overview Drive and N49 W13650 Campbell Drive, in Menomonee Falls, Wisconsin; conveying good and marketable fee simple title to any Owned Property included in the Assets;

                  (c) an "Assignment and Assumption Agreement" in the form of Exhibit E attached hereto, with respect to the Assumed Contracts and Leases and evidencing Buyer's assumption of the Assumed Liabilities;

                  (d) one or more "Assignments" of patents and trademarks and other proprietary rights each substantially in the form of Exhibit F attached hereto, in recordable form to the extent necessary to assign such rights;

                  (e) "Noncompetition Agreements" for Richard Pratt, Frederick Lach, and Robert Friedrich, substantially in the form of Exhibit G attached hereto;

                  (f) a "Guaranty Agreement", substantially in the form of Exhibit H attached hereto, respecting Sellers' indemnification obligations hereunder, executed by each of Richard L. Pratt and Robert G. Friedrich.

                  (g) an "Amendment to EMS's Lease," substantially in the form of Exhibit I attached hereto; and

                  (h) such other endorsements, assignments, assumptions and other instruments of transfer in form and substance reasonably satisfactory to Buyer and Sellers, in each case, with such other appropriate instruments of title as may be reasonably necessary to effectively transfer the Assets, the Assumed Liabilities and the Assumed Contracts.

         2.4 Other Matters. Each of the Ancillary Agreements shall be executed and delivered to the parties thereto. Buyer and Sellers shall deliver such certificates, opinions of counsel and other matters as the other party may reasonably request in order to consummate the transactions contemplated by this Agreement. Sellers shall deliver to Buyer the Books and Records. Buyer shall make the payments and deliveries required in Section 1.6.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as otherwise set forth in the Disclosure Letter, EMS, ESI and EMS/Rosa jointly and severally represent and warrant to Buyer as follows:

         3.1 Organization and Standing.

                  Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Sellers has all necessary corporate power and authority to carry on the Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations thereunder. Each of the Sellers is duly qualified as a foreign corporation in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or licensed does not have a material adverse effect on the Business. Copies of the Articles of Incorporation (certified by the Secretary of States) and Bylaws (certified by the corporate secretary) of each of the Sellers, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. The Disclosure Letter contains a complete and accurate list (i) of each jurisdiction in which each of the Sellers is qualified to do business as a foreign corporation and (ii) each jurisdiction in which each of the Sellers has
(A) any sales office or leases any real estate or (B) has any distributor.

         3.2 Power and Authority.

                  Each of the Sellers has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each of this Agreement and the Ancillary Agreements has been duly authorized, executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligations of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

         3.3 No Violation of Law and Agreements. Except as set forth in the Disclosure Letter, the execution, delivery and performance of this Agreement does not and will not, directly or indirectly (with or without notice or lapse of time), conflict with or violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of any Seller and does not and will not (a) conflict with, violate, result in a breach of, or cause a default under (i) any provision of any order, arbitration award, judgment or decree to which any Seller is subject, or (ii) any provision of any material agreement or instrument to which any Seller or its respective assets or properties are subject or (iii) any other material restriction of any kind or character to



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
which any Seller or its respective assets or properties are subject; (b) give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Assumed Contract or Lease; or (c) result in the imposition or creation of any encumbrance upon or with respect to any of the Assets, except, in each case, for such violations and defaults that individually or in the aggregate (A) have not materially impaired and shall not materially impair the ability of Sellers to perform their obligations under this Agreement and (B) would not reasonably be expected to result in a Material Adverse Effect.

         3.4 Consents Required. Except as set forth in the Disclosure Letter, the execution, delivery and performance of this Agreement and the Ancillary Agreements by each Seller, and the consummation of the transactions contemplated hereby or thereby, do not require any Seller to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, Person, firm or other entity or any public, governmental or judicial authority (other than filings pursuant to the HSR Act) for any reason including, without limitation, in order to avoid (i) the loss of any permit or license or other governmental authorization, including any environmental, building or subdivision permit, held in connection with the Business, (ii) the violation or breach of, or a default under, any lease, commitment, note, indenture, mortgage, lien, instrument, plan, license, contract or agreement relating to the Assets, the Assumed Contracts or any other agreement to which any Seller is party or subject, or (iii) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the Assets, the Assumed Contracts or any Lease except for such consents, approvals, actions, filings or notice which, if not given, made or obtained, would not reasonably be expected to result in a Material Adverse Effect.

         3.5 Subsidiaries. Except as set forth in the Disclosure Letter, the Sellers do not have any Subsidiaries.

         3.6 (a) Accounts Receivable. Except as set forth in the Disclosure Letter, all accounts receivable of each Seller are reflected properly on its books and records, and represent valid and enforceable obligations arising from bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Letter, such accounts receivable are subject to no valid defenses, claims or rights of set off, except to the extent of the appropriate reserves for bad debts as shown on the EMS Interim Balance Sheet, the ESI Interim Balance Sheet or the EMS/Rosa Interim Balance Sheet, as the case may be, and, in the case of accounts receivable arising since the EMS Interim Balance Sheet Date, the ESI Interim Balance Sheet Date or the EMS/Rosa Interim Balance Sheet Date, as the case may be, to the extent of a reasonable reserve for bad debts which is not greater than the rate reflected by the reserve for bad debts on the EMS Interim Balance Sheet, the ESI Interim Balance Sheet or the EMS/Rosa Interim Balance Sheet, as the case may be. Except as set forth in the Disclosure Letter, (i) no account debtor has communicated to Sellers that it has refused or threatened to refuse to pay its obligations for any reasons, and (ii) no account receivable is pledged to any third party.




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
         (b) Accounts Payable and Inventory. Except as disclosed in the Disclosure Letter, each Seller has (i) discharged its accounts payable and other current liabilities and obligations relating to its business and operations in accordance with past practice, but in any event in all cases before materially past due (except when in bona fide dispute) and (ii) purchased and maintained inventory in an amount and of a type and character consistent with past practices taking into consideration the seasonal requirements of the business and operations of such Seller and the sound operation of the business of such Seller with regard to its current requirements and expectations.

         3.7 Order Backlog; Major Customers. The Order Backlog of EMS and ESI as of March 31, 1999 and of EMS/Rosa as of February 10, 1999 is set forth in the Disclosure Letter. Except as otherwise disclosed in the Disclosure Letter, no Seller has received notice of any purchaser's intent to cancel or terminate any order included in Sellers' Order Backlog as itemized in the Disclosure Letter. The Disclosure Letter identifies the five (5) largest customers of the Sellers and the amount of purchases by each of such customers during calendar year 1998.

         3.8 Financial Statements. (a) EMS has delivered to Buyer: (i) true, complete and correct copies of the unaudited balance sheet of EMS (the "EMS Balance Sheet") as at December 31, 1998 (the "EMS Balance Sheet Date"), and the related statements of income and retained earnings and cash flow for the fiscal year then ended (collectively, the "EMS Year-End Financial Statements"); and
(ii) true, complete and correct copies of EMS's interim balance sheet (the "EMS Interim Balance Sheet"), dated March 31, 1999 (the "EMS Interim Balance Sheet Date"), and the related statements of income and retained earnings and cash flow for the period ended on the EMS Interim Balance Sheet Date (collectively, the "EMS Interim Financial Statements"; and together with the EMS Year-End Financial Statements, the "EMS Financial Statements").

         (b) ESI has delivered to Buyer: (i) true, complete and correct copies of the audited balance sheet of ESI (the "ESI Balance Sheet") for the nine months ended September 30, 1998 (the "ESI Balance Sheet Date"), including the notes thereto, and the related audited statements of income and retained earnings and cash flow for the fiscal period then ended, together with the report thereon of Von Lehman, CPA, and the unaudited balance sheet as at December 31, 1998, and the related unaudited statements of income and retained earnings and cash flow for the period then ended (collectively, the "ESI Year-End Financial Statements"); and (ii) true, complete and correct copies of ESI's interim balance sheets (the "ESI Interim Balance Sheet"), dated March 31, 1999 (the "ESI Interim Balance Sheet Date"), and the related statements of income and retained earnings and cash flow for the period ended on the ESI Interim Balance Sheet Date (collectively, the "ESI Interim Financial Statements"; and together with the ESI Year-End Financial Statements, the "ESI Financial Statements").

         (c) EMS/Rosa has delivered to Buyer: (i) true, complete and correct copies of the unaudited balance sheet of EMS/Rosa (the "EMS/Rosa Balance Sheet"),as at December 31, 1998 (the "EMS/Rosa Balance Sheet Date"), and the related unaudited statements of income and retained earnings and cash flow for each of the fiscal years then ended (the "EMS/Rosa Year-Ended Financial Statements"), and (ii) true, complete and correct copies of EMS/Rosa's interim



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
balance sheet (the "EMS/Rosa Interim Balance Sheet"), dated March 31, 1999 (the "EMS/Rosa Interim Balance Sheet Date"), and the related statements of income and retained earnings and cash flow for the period ended on the EMS/Rosa Interim Balance Sheet Date (collectively, the "EMS/Rosa Interim Financial Statements"; and together with the EMS/Rosa Year-End Financial Statements, the "EMS/Rosa Financial Statements").

The EMS Financial Statements, the ESI Financial Statements and the EMS/Rosa Financial Statements are collectively referred to as the "Financial Statements". Except as set forth in the Disclosure Letter, the Financial Statements (i) are in accordance with the books and records of each Seller, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and (iii) fairly present in all material respects the assets, liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in stockholders' equity and cash flow for the periods then ended, subject, in the case of all unaudited statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; provided, however, that Sellers shall not be deemed to have violated the foregoing representations and warranties with respect to inventory and related reserves if Buyer and Sellers have agreed on the values thereof on the Closing Date Balance Sheet.

         3.9 Books and Records. Except as set forth in the Disclosure Letter, each Seller has maintained (and given Buyer and its agents access to) Books and Records and accounts, which are complete and correct and accurately reflect the activities of each Seller relating to the Business in all material respects, and which have been kept in accordance with sound business practices. Except as set forth in the Disclosure Letter, the copies of the minute books and similar records of each Seller previously delivered to Buyer contain accurate and complete records of all actions previously taken by the shareholders, members, board of directors and committees of the board of directors and managers of each Seller relating to the Business.

         3.10 No Undisclosed Liabilities. Except as set forth in the Disclosure Letter, the Buyer will assume from the Sellers upon the Closing, no material liabilities, obligations or commitments of any nature relating to the Business (whether known or unknown, and whether absolute, accrued, contingent or otherwise, and whether matured or unmatured), except liabilities the amounts of which are disclosed or reserved against on the EMS Interim Balance Sheet, the ESI Interim Balance Sheet or the EMS/Rosa Interim Balance Sheet, as the case may be, and liabilities incurred in the ordinary course of business and consistent with past practice, none of which has or would reasonably be expected to have a Material Adverse Effect on the Business or the Assets.

         3.11 Title to Assets. With respect to the Assets other than the Owned Property and the Leases, Sellers have and will transfer to Buyer, good and marketable title to or other right to use all of the Assets, in each case free and clear of all liens or encumbrances of any kind and liens for taxes or other statutory or governmental charges not yet due, except for those set forth in the Disclosure Letter and except for such imperfections of title and Encumbrances, if any, as are not substantial in character, amount or extent, or do not materially detract from the value, or interfere with the present use, of property subject thereto or affected thereby, or otherwise materially impair the business operations of Sellers considered as a whole. The Assets include all assets necessary for the operation of the Business as currently conducted by Sellers other than the Excluded Assets.

         3.12     Real Estate

                  (a) The Disclosure Letter contains a complete and accurate list of the following:

                           (i) all real property and the buildings, structures
and improvements thereon (the "Owned Property") owned by the Sellers, or which any of the Sellers is contractually obligated to purchase;

                           (ii) all leases (the "Leases") of real property and
the buildings, structures and improvements thereon (the "Leased Property") pursuant to which any Seller is the lessee;

                           (iii) all contracts or options (and all amendments,
extensions and modifications thereto) held by the Sellers, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of the Sellers, to purchase or acquire any interest in Owned Property or Leased Property;

                           (iv) all contracts or options (and all amendments,
extensions and modifications thereto) granted by the Sellers, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of any of Sellers, to sell or dispose of any interest in Owned Property or Leased Property; and

                           (v) all policies of title insurance issued to the
Sellers with respect to the Facilities.

Except as set forth in the Disclosure Letter, Sellers have the right under valid and existing leases or other agreements to occupy and use all Leased Property which they use in the conduct of the Business. Neither the whole nor any material portion of the Facilities has been condemned, requisitioned or otherwise taken by any Governmental Authority, and none of the Sellers has received any written notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking would preclude or materially impair the current use thereof. Except as set forth in the Disclosure Letter, all buildings, structures and appurtenances comprising part of the Facilities which are currently being used in the conduct of the Business are in satisfactory condition and have been reasonably maintained, normal wear and tear excepted. All Facilities have received all required approvals of Governmental Authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitted lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in material compliance with applicable laws, rules and regulations. All Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated. Except as set forth in the Disclosure Letter, the improvements constructed on the Facilities, including, without limitation, all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by the Sellers at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, and (v) in material conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect.

                  (b) Each Seller has good and marketable title to the Owned Property owned by it, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, and there are no encroachments by any Seller on abutting property and no encroachments by others on either Seller's properties, except: (i) as reflected in the Balance Sheet;
(ii) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings described in the Disclosure Letter; (iii) such imperfections of title and encumbrances which do not detract materially from the value thereof for the conduct of the Business as conducted by Sellers during the periods covered by the Financial Statements, or materially interfere with the use thereof for the conduct of the Business as conducted by Sellers; (iv) zoning ordinances, recorded building use and other restrictions and easements of record which do not materially interfere with the use thereof for the conduct of the Business as conducted by Sellers during the periods covered by the Financial Statements; and (v) mortgages, deeds of trust or other claims and encumbrances as set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter, no Seller has received any written notice that, and no Seller has any knowledge that, it is in violation of any zoning, use, occupancy, building, wetlands or environmental regulation, ordinance or other law, order, regulation or requirement relating to the Facilities, including without limitation the Americans With Disabilities Act and Environmental Laws.

                  (c) Except as set forth in the Disclosure Letter, (i) each Lease is in full force and effect, (ii) no Seller is in default in any material respect of its obligations under any Lease, and (iii) no Lease is subject to or encumbered by any Encumbrance or other restriction granted by any Seller which substantially impairs the use of the property to which it relates in the Business of any Seller as now conducted.

         3.13 Absence of Certain Changes. Except as set forth in the Disclosure Letter, since the EMS Interim Balance Sheet Date, the ESI Interim Balance Sheet Date or the EMS/Rosa Interim Balance Sheet Date, as the case may be, none of the Sellers has:

                  (a) entered into any transaction, contract or commitment or incurred any obligation or liability (fixed or contingent) which is not in the ordinary course of business and which is material to the Business or financial condition of Sellers taken as a whole;

                  (b) waived or released any rights of material value except in the ordinary course of business;

                  (c) accelerated receivables, delayed payables or liquidated Inventory, except in accordance with prior practices;

                  (d) transferred or granted any material rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, service marks, brand marks, brand names or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

                  (e) (i) made or granted any wage or salary increase except in the ordinary course of business consistent with past practices, (ii) entered into or begun negotiations with respect to any employment contract which is not terminable with no penalty upon not more than thirty (30) days notice with any officer or employee or (iii) made any loan (excluding advances for normal reimbursable business expenses) to, or entered into any transaction of any other nature with, any Affiliate of any Seller and Sellers have no knowledge of any plans of any key employee or employees to terminate their employment, the absence of whom would have a Material Adverse Effect;

                  (f) suffered any Material Adverse Change;

                  (g) made any changes in accounting methods or practices;

                  (h) incurred any indebtedness for borrowed money or committed to borrow money, or guaranteed any indebtedness;

                  (i) paid, discharged or satisfied any liabilities other than in the ordinary course of the Business and consistent with such Seller's past practice;

                  (j) suffered any material damage to or loss of any asset or property related to the Business, whether or not covered by insurance;

                  (k) suffered any change in employee relations which has or is reasonably likely to have an adverse effect on the business, prospects, financial condition or results of operations of the Business or the relationships between the employees and management of the Business;

                  (l) sold, leased, mortgaged or pledged any capital asset of the Business having a value in excess of $50,000;

                  (m) committed to any capital expenditures in excess of $50,000; or

                  (n) entered into any negotiation or agreement to do any of the things described in this Section 3.13.

         Except as set forth in the Disclosure Letter, since the EMS Balance Sheet Date, the ESI Balance Sheet Date or the EMS/Rosa Balance Sheet Date, as the case may be, each of the Sellers has operated the Business substantially in the ordinary course consistent with its past practice so as to preserve the Business intact, to keep available to Sellers the services of Sellers' employees, and to preserve the Business and the goodwill of Sellers' suppliers, customers, distributors and others having business relations with it.

         3.14 Taxes. Except as set forth on the Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect:

                  (a) all Returns (as defined below) required to be file with respect to each Seller have been properly and accurately prepared and have been filed in a timely manner (taking into account all valid extensions of due dates); each Seller has timely paid all Taxes shown on such returns as required to be paid;

                  (b) no federal income Tax Returns filed by any Seller have been audited by the Internal Revenue Service (the "IRS");

                  (c) no waivers of statutes of limitation granted by any Seller are in effect with respect to Taxes of such Seller;

                  (d) there are no Returns that are presently under examination with respect to Taxes, and there are no outstanding notices of proposed or actual audit, examination or investigation with respect to Taxes of any Seller;

                  (e) no deficiencies for any Taxes have been proposed, asserted or assessed against any Seller which remain unpaid;

                  (f) no Seller has any potential liability, whether contingent or otherwise, for Taxes of any other person or entity (including but not limited to by reason of Treasury Regulation 1.1502-6);

                  (g) no Seller has made an election under Section 341(f) of the Code;

                  (h) no liability for Taxes has been incurred by any Seller since December 31, 1996 other than in the ordinary course of such Seller's business;

                  (i) no manager, director, officer or employee of any Seller having responsibility for Tax matters has reason to believe that any Tax authority has valid grounds to claim or assess any additional Tax with respect to any Seller in excess of the amounts shown on the EMS Interim Balance Sheet, the ESI Interim Balance Sheet or the EMS/Rosa Balance Sheet, as the case may be, and amounts incurred in the ordinary course of business since the date thereof;

                  (j) no Seller is a party to an agreement or arrangement (including but not limited to this Agreement) that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code;

                  (k) no Seller is party to a closing agreement or similar agreement with any Tax authority; and

                  (l) to Sellers' knowledge, no tax authority has contended that any purchases and sales between Sellers have been priced on other than an arm's-length basis.

         As used herein, the term "Taxes" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, franchise, estimated, sales, use, withholding, employment, property, value added, license, capital, duty, import tariff or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additional to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of law and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any written tax sharing, tax indemnity or tax allocation agreement or other express agreement to indemnify any other person in respect of taxes; and the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed with a governmental authority in respect of Taxes.

         3.15 Compliance with Laws. Except as set forth in the Disclosure Letter, Sellers have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, the failure to comply with which would have a Material Adverse Effect on the Business or the Assets of Sellers. To the best knowledge of the Sellers, except as set forth in the Disclosure Letter, Sellers are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, the federal Occupational Safety & Health Act ("OSHA") and all other foreign, federal, state, and local governmental and regulatory requirements. Except as set forth in the Disclosure Letter, Sellers have not received any written notice which remains outstanding to the effect that any one of the Sellers is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and no Seller is aware of any existing circumstances which (with or without notice or lapse of time) are likely to result in violations of any of the foregoing.

         3.16     Contracts and Other Agreements.

                  (a) The Disclosure Letter sets forth all of the contracts and other agreements hereinafter referred to in this Section 3.16, which are currently in effect and to which any Seller is a party or by or to which it or its assets or properties are bound or subject:

                           (i) written agreements with any current or former
officer, director, employee, consultant, agent or other representative having more than six months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $50,000 or more per annum or providing for the payment of fees or other consideration in excess of $50,000;

                           (ii) agreements with any labor union or association
representing any employee;

                           (iii) agreements for the purchase or sale of
inventory, equipment or services that contain an escalation, renegotiation or redetermination clause or which cannot be canceled without liability, premium or penalty if written notice is given thirty days prior to the effective date of the notice;

                           (iv) agreements for the sale of any of its assets or
properties other than in the ordinary course of business and for a sale price exceeding $50,000 in any one case (or in the aggregate, in the case of any series of related agreements) or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

                           (v) agreements (including, without limitation, leases
of real property) calling for an aggregate purchase price or aggregate payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any series of related agreements);

                           (vi) joint venture agreements;

                           (vii) contracts or other agreements under which it
agrees to indemnify any party other than in the ordinary course of business;

                           (viii) agreements containing covenants of any Seller
not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with such Seller in any line of business or in any geographical area;

                           (ix) agreements relating to the making of any loan by
the Sellers except for advances to employees for normal reimbursable business expenses;

                           (x) agreements relating to the borrowing of money by
any Seller (including mortgages, deeds of trust, indentures or other similar documents), or the direct or indirect guaranty by such Seller of any obligation for, or an agreement by such Seller to service, the repayment of borrowed money, or any other contingent obligation in respect of indebtedness of any other person or governmental or regulatory body;

                           (xi) material agreements for or relating to
computers, computer equipment, computer software or computer services;

                           (xii) any other contracts requiring payments in
excess of $50,000 in any year.

                  (b) Except as set forth in the Disclosure Letter, there have been delivered or made available to Buyer true and complete copies of all of the contracts and other agreements set forth in the Disclosure Letter. Except as described in the Disclosure Letter, there is no default by any Seller under any contract or other agreement set forth in the Disclosure Letter (including any Lease), and no Seller has knowledge of any breach or anticipatory branch by any other party thereto. Except as provided in the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not result in a default under any contract or agreement set forth in the Disclosure Letter (including any Lease) or the right to terminate any such contract or agreement.

         3.17 Environmental Matters. Except as set forth in the Disclosure
Letter:

                  (a) Definitions; Construction. For purposes of this Section, the term "Company" shall include (i) each Seller, (ii) all Affiliates of Sellers, (iii) all partnerships, joint ventures and other entities or organizations in which any Seller was at any time or is a partner, joint venturer, member or participant, and (iv) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Sellers or to which Sellers have succeeded; and the term "Rosa Facility" shall mean the Facility at 18020 Santa Fe Avenue, Compton, California, which is leased by EMS/Rosa. References in this Section 3.17 to the "Facilities" shall include the Rosa Facility only with respect to acts or omissions by a Seller during the period in which it has been leased or used by a Seller, without regard to language specifying or implying a longer period of time or acts or omissions by any other person or entity, or the existence or occurrence of any circumstance, condition or state or facts which existed or occurred prior to Sellers' occupancy of the Rosa Facility.

                  (b) Compliance With Environmental Laws. The Facilities have been maintained in material compliance with all federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions and licenses, which (i) regulate or relate to the protection or clean-up of the environment, including but not limited to, the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Solid Waste Disposal Act, which incorporates the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss. 300f-300j-26), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11--1 et seq., analogue statutes of the states of California, Ohio and Wisconsin, respectively, or any other similar or applicable federal, state or local law of similar effect, each as amended. (All of the above are, collectively, referred to herein as the "Environmental Laws.")

                  (c) Facilities. The Facilities are, and at all times have been, and all Former Facilities were at all times when owned, leased or operated by the Company, owned, leased and/or operated in material compliance with all Environmental Laws and in a manner that will not give rise to any material liability under any Environmental Laws.

                  (d) Permits. The Company has, and at all times have had, all Permits required under any Environmental Law and each Facility is, and at all times has been, in material compliance with all such Permits, all of which are listed in the Disclosure Letter.

                  (e) Notice of Violation. The Company has not received any notice which remains outstanding that it is or was claimed to be in violation of or in non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law.

                  (f) Pending Actions. There is not now pending or, to the Sellers' knowledge, threatened, nor, to the Sellers' knowledge, any basis for, nor, to the Sellers' knowledge, has there ever been, any Action against the Company under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

                  (g) Judgments. There are no consent decrees, judgments, judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to the Environmental Law which regulate, obligate, bind or in any way affect the Company or any Facility or Former Facility.

                  (h) Hazardous Substances. There is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in material compliance with all Environmental Laws.

                  (i) Handling of Hazardous Substances. The Company has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in material compliance with all Environmental Laws and in a manner that will not result in material liability of the Company under any Environmental Law, including without limitation liability for response actions, costs, or damages at any sites or facilities not owned, leased or operated by Sellers.

                  (j) Environmental Conditions. There are no present or, to Sellers' knowledge past Environmental Conditions (as defined below) in any way relating to the Company or the Facilities. "Environmental Conditions" means the introduction into the environment at any location by any Person of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Facilities or other property of the Company and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which the Company has or may become materially liable to any person or by reason of which the Facilities may suffer or be subjected to any lien.

                  (k) CERCLA or RCRA. No current or, to Sellers' knowledge, past use, generation, treatment, transportation, storage, disposal or handling practice of the Company with respect to any Hazardous Substance has or will result in any material liability under CERCLA or RCRA or any state or local law of similar effect.

                  (l) Storage Tank or Pipeline. There is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank.

                  (m) Environmental Audits or Assessments. True, complete and correct copies of the written reports in the possession or control of the Sellers or, if reasonably available to Sellers, of which the Sellers have knowledge, of all environmental audits, or assessments, or compliance reviews, which have been conducted at any Facility or Former Facility within the past ten years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose by any Person or entity (if such reports prepared for others are in the possession of Sellers), have been delivered to Buyer and a list of all such reports, audits, assessments and reviews and any other similar report, audit, assessment or review of which the Seller has knowledge is included in the Disclosure Letter.

                  (n) Proposition 65. No Seller manufactures or distributes any product in the State of California which requires that warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), California Health and Safety Code ss.25249.5 et seq.

                  (o) Indemnification Agreements. The Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed in the Disclosure Letter) under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

                  (p) Releases or Waivers. The Company has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (q) Notices, Warnings and Records. The Company has given all notices and warnings, made all reports, and has kept and maintained all records required by and in material compliance with all Environmental Laws.

         3.18     Intellectual Property.

                  (a) The Disclosure Letter lists all United States and foreign registered trademarks, service marks, trade names, logos, brand marks, brand names, patents (other than patents that have expired), patent applications and employee invention disclosures, copyrights, and custom computer software (collectively, the "Intangible Assets") owned by any Seller or any Affiliate thereof or used in connection with the Business, together with a listing of all licenses, franchises, licensing agreements (whether as licensor or licensee) to which any Seller is a party, and any other arrangement with respect to such Intangible Assets. The Disclosure Letter also lists all unregistered trademarks, service marks, logos, brand marks and brand names used by any Seller in connection with the Business (collectively, the "Unregistered Marks"). Except as disclosed in the Disclosure Letter, Sellers have full ownership of or rights to use all Intangible Assets, trade secrets, technology and know-how so used in the Business (collectively, the "Intellectual Property Rights") without any infringement of the rights of others. All of the Intangible Assets owned by Sellers are free and clear of any and all Encumbrances, except as set forth in the Disclosure Letter. None of the Sellers has received any notice that is use of any of the Unregistered Marks infringes any rights of others. Except as disclosed in the Disclosure Letter, no Seller has granted any lien or other encumbrance upon, or transferred to any other party any interest in, any of the Unregistered Marks.

                  (b) Except as set forth in the Disclosure Letter, all Intangible Assets are valid, subsisting, unexpired and enforceable and have not been abandoned. Except as set forth in the Disclosure Letter, all licenses, if any, of Intangible Assets of Sellers are in force and, to the best knowledge of Sellers, neither in default nor in arrears in the payment of any royalty obligation.

                  (c) Except as set forth in the Disclosure Letter, no proceedings are pending against any Seller or, to the best knowledge of Sellers, threatened, that challenge the rights of any Seller to use or register, or maintain any registration of, any of the Intellectual Property Rights, or to use any of the Unregistered Marks. None of the products, processes, software (except for third party software), machines or services made or furnished by any Seller infringes any valid patent, copyright, registered trademark or other legally recognized intellectual property rights owned by others. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property Right. Each Seller has used and currently uses its commercially reasonable efforts to prevent any infringement by third parties of its Intangible Assets. Except as disclosed in the Disclosure Letter, no Seller has received a notice of conflict with the asserted rights of others with regard to any Intangible Assets or Unregistered Marks. No Seller is aware of any event that has occurred, or is likely to occur, that would give rise to any present or future liability under any agreement to provide indemnification for infringement of any third-party rights.

                  (d) Except as set forth in the Disclosure Letter, no Seller is making or has made use of any confidential information of third parties nor any confidential information in which any of its present or past employees or other service providers have claimed a proprietary interest, other than information which such Seller is authorized to use or may otherwise lawfully use, and no Seller is aware of any facts that would give rise to such a claim.

                  (e) Except as set forth in the Disclosure Letter, all past and present employees who have been employed in research and development for any Seller have executed an instrument assigning to such Seller all of such employees' right, title and interest in and to any inventions created or developed during, and within the scope of, his or her employment by such Seller, and obligating him or her to disclose to such Seller all such inventions. Except as set forth in the Disclosure Letter, Sellers have provided Buyer with copies of such instruments.

         3.19 Permits. The Disclosure Letter sets forth all Permits held by Sellers. No Permit other than those listed in the Disclosure Letter is necessary for the transaction of the Business as currently conducted by Seller. Except as set forth in the Disclosure Letter, all such Permits of Sellers are transferable to Buyer, except for those Permits specifically listed as non-transferable in the Disclosure Letter. All such Permits are currently in force. Except as set forth in the Disclosure Letter, no notice of any violation has been received in respect of any such Permit and Sellers have no knowledge of any proceeding which is pending or threatened that would suspend or revoke or limit any such Permit.

         3.20     Labor and Employment Matters.

                  (a) Except as set forth in the Disclosure Letter, each Seller
(i) has withheld and paid to the appropriate Governmental Authorities, or is withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees, (ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) has complied in all material respects with all Applicable Laws, rules and regulations relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, OSHA, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities.

                  (b) Except as set forth in the Disclosure Letter, no Seller is a party to any collective bargaining agreement or other labor contract applicable to the employees of any Seller; there has been no breach by Seller or other failure by Seller to comply with any material provision of such agreement or contract to which any Seller is a party; and no Seller is currently a party to any (i) unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (ii) pending or, to the Sellers' knowledge, threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, (iii) pending grievance proceeding, (iv) pending representation question respecting the employees of such Seller, (v) pending arbitration proceeding arising out of or under any collective bargaining agreement or (vi) attempt by any union to represent employees of such Seller as a collective bargaining agent.

         3.21 Employees. The Disclosure Letter sets forth a list of the names of all employees of Sellers currently employed in connection with the Business (the "Employees") and indicates the current salary or wage rate of each Employee. The Disclosure Letter sets forth a list of all Employees whose employment with any Seller terminated since the date ninety (90) days prior to the date of this Agreement.

         3.22     Employee Benefit Plans.

                  (a) The Disclosure Letter sets forth a true and complete list of all Benefit Plans and identifies as such each Benefit Plan that is an "employee welfare benefit plan", as defined in ERISA Section 3(1) (a "Welfare Plan") or an "employee pension benefit plan", as defined in ERISA Section 3(2) (a "Pension Plan"); provided, however, that the term "Pension Plan" shall not include any Benefit Plan that is "multiemployer plan" within the meaning of ERISA Section 3(37) (a "Multiemployer Plan").

                  (b) Each Seller has delivered to Buyer true and complete copies of: (i) all plan texts, agreements and material employee communications relating to each Benefit Plan; (ii) all summary plan descriptions (whether or not required to be furnished pursuant to ERISA), the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting and financial statements of related plan assets with respect to each Pension Plan and Welfare Plan; and (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Pension Plan.

                  (c) No event has occurred (and there exists no condition or set of circumstances) in connection with any Benefit Plan that could subject either Sellers, Buyer, or any Benefit Plan, directly or indirectly, to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Benefit Plan.

                  (d) Each Benefit Plan (other than any Multiemployer Plan) conforms to, and its administration is in compliance with, all applicable laws and regulations, including but not limited to, ERISA and the Code, and no fiduciary of any Benefit Plan has taken any action that could result in such fiduciary being liable for the payment of damages under ERISA Section 409 and that would result in any liability for Sellers or Buyer.

                  (e) Each Pension Plan that is intended to qualify under
Section 401(a) or 403(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that could adversely affect such qualification or exemption.

                  (f) Each Benefit Plan (other than any Multiemployer Plan) has been maintained in accordance with its terms, and there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) that have been asserted or instituted against or with respect to any such Benefit Plan or the assets of any of the trusts under any such Benefit Plan.

                  (g) There has been no failure to comply with applicable ERISA or other requirements as to the filing of reports, documents and notices with the Secretary of Labor, the Secretary of the Treasury and the Pension Benefit Guaranty Corporation ("PBGC") that could subject any Benefit Plan (other than any Multiemployer Plan), any fiduciary thereof, any Seller or Buyer to a penalty, and any requirement of the furnishing of such documents to participants or beneficiaries, due before the Closing Date, has been or will be complied with by all of the Benefit Plans prior to the Closing.

                  (h) No "prohibited transaction," as such term is defined in Code Section 4975 and ERISA Section 406, has occurred with respect to any Pension Plan or Welfare Plan that could subject such Plan, any fiduciary thereof, either Sellers or Buyer to a penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

                  (i) Any bond required by applicable provisions of ERISA with respect to any Pension Plan or Welfare Plan has been obtained and is in full force and effect.

                  (j) No "reportable event," as such term is defined in ERISA
Section 4043, has occurred or is continuing with respect to any Pension Plan.

                  (k) No Pension Plan that is or was subject to Title IV of ERISA has been terminated; no proceeding has been initiated to terminate any such Plan; and no Seller has incurred, or does reasonably expect to incur, any liability, whether to the PBGC or otherwise, except for required premium payments, which payments have been made when due, with respect to the termination of any Pension Plan. No event has occurred (and there exists no condition or set of circumstances) that presents a material risk of the partial termination of any Pension Plan.

                  (l) No Benefit Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of Sellers beyond their retirement or other termination of service (other than (i) coverage mandated by law or (ii) death benefits under any Pension Plan).

                  (m) There are no unfunded benefit obligations arising in any jurisdiction.

                  (n) The consummation of the transactions contemplated hereby will not (i) entitle any current or former employee of Sellers to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

                  (o) Each Seller has provided (or has caused the applicable Benefit Plans to provide) and will continue to provide (or cause the applicable Benefit Plans to provide) for "continuation coverage" to or for the benefit of each "covered employee" and each "qualified beneficiary" entitled thereto (as such terms are defined in Code Section 4980B) and shall otherwise comply in all respects with the requirements (including, but not limited to, notice requirements) of Code Section 4980B as to each such covered employee and each such qualified beneficiary with respect to whom a "qualifying event" (as defined in Code Section 4980B) has occurred through the Closing.

                  (p) The Disclosure Letter sets forth a true and correct list of all Multiemployer Plans to which any Seller has contributed, or is required to contribute. To the best knowledge of Sellers, each Multiemployer Plan has been maintained in substantial compliance with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. To the best knowledge of Sellers, no "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975, has occurred in connection with any Multiemployer Plan. Sellers have made all contributions required to be made to each Multiemployer Plan.

                  (q) The Disclosure Letter sets forth accurately, for each Multiemployer Plan, (i) the amount of contributions by any Seller to such plan for the prior two plan years and (ii) the amount of withdrawal liability as determined under Section 4201 of ERISA that Seller would incur if it withdrew from such plan in a complete withdrawal as of the date listed in the Disclosure Letter. With respect to any Multiemployer Plan, no Seller has incurred or otherwise become liable for and is not reasonably expected to incur or become liable for a "complete withdrawal" or "partial withdrawal," as such terms are defined in Sections 4203 and 4205 of ERISA, respectively, with respect to events that have occurred before or as of the Closing. Sellers will furnish to Buyer complete and correct summaries, based upon information reasonably available to such Seller, of Sellers' contribution history with respect to each of the Multiemployer Plans set forth in the Disclosure Letter prior to the execution of this Agreement.

         3.23 Other Employee Benefit Plans. Except as set forth in the Disclosure Letter, no Seller has any medical, dental, disability or life insurance program, or stock option, incentive and deferred compensation plans or other similar fringe or employee benefit plans, programs or arrangements for the benefit of employees of the Business.

         3.24 Litigation. Except as shown in the Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect, there is no litigation, action, suit, arbitration, workers' compensation claim, proceeding or investigation (collectively, "Actions") presently pending before any court or governmental authority against any Seller or, to any Seller's knowledge affecting their respective assets or property or the Business, nor does any Seller have any knowledge of any Actions threatened against it or affecting its properties or restricting or seeking to prohibit the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         3.25 Insurance. The Disclosure Letter sets forth a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of each Seller. All premiums on all such policies have been paid to date to the extent due and each Seller has materially complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies. In addition, the Disclosure Letter sets forth in respect of such policies and binders (i) the type and amount of coverage provided thereby, (ii) their respective effective dates, and (iii) claims made or occurrences reported during the past two years with respect to products liability and workers compensation.

         3.26 Brokerage. No broker or finder has acted, directly or indirectly, for any Seller, nor has any Seller incurred any obligation to pay any brokerage or finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement. Sellers jointly and severally agree to indemnify and hold Buyer harmless with respect to any and all claims for brokers' fees, commissions, or other similar fees arising out of the conduct of any Seller.

         3.27 Powers of Attorney; Guarantees. Except as set forth in the Disclosure Letter, no Seller has any obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, consignor, endorser (other than for purposes of collection in the ordinary course of business of Sellers), co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         3.28 Relations with Suppliers and Customers. Except as set forth in the Disclosure Letter, no supplier or significant customer has canceled any contract, and, to the best knowledge of any Seller, there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to any Seller within the 12 months prior to the date of this Agreement. Except as set forth in the Disclosure Letter, each Seller's relationships with its customers and suppliers, and the relationships of each such supplier to its suppliers, are good, and no Seller is aware of anything that would lead it to conclude that any such relationship may be in jeopardy.

         3.29 Transactions with Affiliates. Set forth in the Disclosure Letter is a true, correct and complete list of all business relationships previously or currently existing between any Seller and any of its Affiliates, officers, directors, managers, members or shareholders or any of such Affiliates', officers', directors', managers', members' or shareholders' Affiliates since December 31, 1997.

         3.30 Absence of Certain Business Practices. To Sellers' knowledge, neither Sellers nor any officer, employee or agent of Sellers acting on their behalf has, directly or indirectly, (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, competitor or governmental employee or official which would subject any Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) acted in any other unlawful manner with, to, or in connection with such Seller's customers, suppliers, or competitors or (c) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds. Sellers have not accepted or received any unlawful contributions, payments, gifts or expenditures.

         3.31     Condition of Tangible Assets and Inventories.

                  (a) Except as set forth in the Disclosure Letter, all items of machinery, equipment, and other tangible assets of Sellers are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

                  (b) Except as set forth in the Disclosure Letter, the Inventory consists of items of merchantable quality and quantity usable or saleable in the ordinary course of the Business, and are salable at prevailing market prices not less than the book value amounts thereof, and are not obsolete, damaged, slow-moving or defective. No item included in the Inventory is currently the subject of a recall by a government agency, and to Sellers' knowledge there is no valid basis for any item included in the Inventory to become the subject of such a recall. Except as set forth in the Disclosure Letter, the value at which Inventories are carried on the EMS Balance Sheet, ESI Balance Sheet or EMS/Rosa Balance Sheet, as the case may be, reflects the customary inventory valuation policy of Sellers (which fairly reflects the value of obsolete or excess inventory) for stating Inventory in accordance with GAAP consistently applied, except to the extent Buyer and Sellers have otherwise agreed with respect to the Closing Date Balance Sheet.

         3.32     Product Liability.

                  (a) Product Design. Except as set forth in the Disclosure Letter, there is no action, suit, inquiry, proceeding or, to the best knowledge of any Seller, investigation by or before any court or governmental body pending or, to the best knowledge of any Seller, threatened against or involving any Seller relating to any product alleged to have been manufactured or sold by such Seller and alleged to have been defective, unsafe or improperly designed or manufactured.

                  (b) Product Recalls. Except as set forth in the Disclosure Letter, there has not been any product recall, or post-sale warning or similar action (collectively, "Recalls") conducted with respect to any product manufactured, shipped, delivered or sold by any Seller, or to the best knowledge of Sellers, any investigation or consideration of whether or not to undertake any Recall. No Seller has received written notice of any statement, citation or decision by any governmental regulatory or law enforcement authority stating that any product made by such Seller is defective or unsafe or fails to meet any standards promulgated by such authority, or has received written notice of any Recall ordered by any such authority, nor, to the best knowledge of any Seller, is there any valid basis for notice of any Recall.

         3.33 Operation of Business. Except as set forth in the Disclosure Letter, from the EMS Interim Balance Sheet Date, ESI Interim Balance Sheet Date or the EMS/Rosa Interim Balance Sheet Date, as the case may be, to the date hereof, each of the Sellers has conducted the Business substantially in the manner in which it was conducted prior to the EMS Interim Balance Sheet Date, the ESI Interim Balance Sheet Date or the EMS/Rosa Interim Balance Sheet Date, as the case may be. Except as otherwise described in the Disclosure Letter, since the EMS Interim Balance Sheet Date, the ESI Interim Balance Sheet Date or the EMS/Rosa Interim Balance Sheet Date, as the case may be, there have not been any Material Adverse Changes in the Business, and the Business has not sustained any material loss or damages, whether or not insured.

         3.34 Year 2000 Compliance. Except as set forth in the Disclosure Letter, each of the Sellers' software and hardware systems, which impact or affect in any material way such Seller's business operations, and all computer hardware and software that are components of or embedded in products manufactured and sold by any of the Sellers (collectively, the "Sellers' Micro-Technology") are "Year 2000 Compliant and Ready" (as hereinafter defined). No Seller has any warranty or other obligation to correct, repair or replace any product manufactured and sold by any Seller due to such product not being Year 2000 Compliant and Ready. To the best knowledge of Sellers, all software and hardware used by Sellers and supplied by other vendors is Year 2000 Compliant and Ready. As used herein, "Year 2000 Compliant and Ready" means that the Sellers' Micro-Technology will
(a) handle date information involving any and all dates before, during and/or after January 1, 2000 (including specifically but without limitation February 29, 2000), including accepting input, providing output and performing date calculations in whole or in part; (b) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (c) respond to and process two digit year input without creating any ambiguity as to the century; and (d) store and provide date input information without creating any ambiguity as to the century. Except as set forth in the Disclosure Letter, each of the Sellers has inquired of its suppliers of software and hardware systems regarding whether such systems are Year 2000 Compliant and Ready and has been informed that such systems are Year 2000 Compliant and Ready, except where failure of such systems to be Year 2000 Compliant and Ready would not reasonably be expected to have a Material Adverse Effect. In the event that any of the Sellers' Micro-Technology (other than portions thereof which Buyer shall replace with the "Oracle Enterprise System") is not Year 2000 Compliant and Ready, whether or not disclosed in the Disclosure Letter, the Sellers, promptly upon receipt of notice from Buyer, shall correct, repair or replace such portions of Sellers' Micro-Technology as are not Year 2000 Compliant and Ready.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         4.1 Due Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

         4.2 Authority. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each of this Agreement and the Ancillary Agreements to which it is a party has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

         4.3 Consents and Approvals. Except for consents, approvals, actions, filings and notices that have heretofore been obtained, taken, made or given, the execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority.

         4.4 No Breach. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (i) violate any provision of the Buyer's Articles of Incorporation or Bylaws; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Buyer is a party or by or to which its assets or properties may be bound or subject; (iii) violate (a) any order, judgment, injunction, award or decree of a court, arbitrator or governmental or regulatory body, or (b) any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, against or binding upon Buyer or upon the securities, assets or business of Buyer; or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Buyer or to the securities, properties or business of Buyer.

         4.5 Brokerage. No broker or finder has acted, directly or indirectly, for Buyer, nor has Buyer incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement. Buyer agrees to indemnify and hold Sellers harmless with respect to any and all claims for brokers' fees, commissions or other similar fees arising out of the conduct of Buyer.

         4.6 Buyer's Disclosures. Buyer has delivered to Seller copies of Buyer's Annual Report to shareholders with respect to the fiscal year ended June 30, 1998 and Buyer's quarterly report in Form 10-Q with respect to the quarter ended March 31, 1999, as filed with the Securities and Exchange Commission. From March 31, 1999 to the date hereof, there has been no Material Adverse Change in the Buyer's financial condition or results of operations.

                                    ARTICLE 5

                       COVENANTS AND AGREEMENTS OF SELLERS

         5.1 Further Assurances. Each Seller shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         5.2 Assignment of Leaseholds. Each Seller shall use its commercially reasonable efforts to obtain from the lessors or sublessors of the Leased Property, as Buyer shall request, (i) landlords' consents as may be required by lease terms and (ii) estoppel certificates addressed to Buyer and Sellers stating (a) that the applicable lease is and will continue to be in full force and effect and has not been modified or amended except as indicated in such certificate and neither the Landlord nor any Seller is in default thereunder,
(b) the expiration date of the term thereunder, (c) the rent and other charges payable thereunder, and (d) the date through which rent and other charges have been paid thereunder.

         5.3 Tax Returns. Each Seller shall pay any and all federal, state and other Taxes imposed or assessed at any time upon any of the Business or any of its assets or with respect to any receipts, income, sales, transactions or other business activities of any of the Business with respect to the period through the close of the Closing Date and any period ended before that time. Any amount owed by a Seller pursuant to the immediately preceding sentence shall be paid within the later of fifteen (15) days after Buyer's request for such payment and five (5) days prior to the date on which the Buyer is required to pay or cause to be paid any such Tax.

         5.4 Transfer Taxes. Sellers shall pay one-half of all sales, use, transfer, real property gains, documentary and stamp taxes and recording and filing fees applicable to any transaction contemplated by this Agreement.

         5.5 Expenses. Sellers shall bear their expenses incurred in the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel, actuaries and accountants.

         5.6 Employees and Benefit Plans. Within a reasonable time following the Closing Date, Seller shall terminate all of its Benefit Plans that are intended to be qualified under Section 401(a) of the Code. All costs, charges and expenses associated with such terminations, including, without limitation, costs incurred in obtaining favorable determination letters from the Internal Revenue Service and any investment fund market value adjustments or liquidation charges, shall be borne solely by Seller, and not by the plans, the plans' participants or Buyer. Except for Seller's liability to pay benefits with respect to the health care reimbursement accounts under Seller's ss.125 plan, amounts relating to continuation of medical insurance coverage as provided in Section 6.4, and accrued vacation and paid time off, which liabilities are being assumed by Buyer pursuant to Section 6.4, Seller shall remain solely responsible for all liabilities relating to the period prior to the Closing Date it may have to its employees and former employees, including their beneficiaries, for compensation, benefits and all other claims of any nature, including, without limitation, claims for workers compensation, claims and liabilities arising under or based upon the Workers Adjustment and Retraining Notification Act and the Consolidated Omnibus Budget Reconciliation Act of 1985, and Seller shall fully indemnify and hold Buyer harmless against any and all such claims, obligations and liabilities.

         5.7. Purchase of Delinquent Account Receivables. Sellers agree to purchase from Buyer, at the face value thereof, all "Delinquent Accounts Receivable," as such term is defined below, and upon the terms set forth below. The term "Delinquent Accounts Receivable" shall mean Accounts Receivable, if any, in excess of the reserves therefor in the Final Closing Balance

Sheet, which remain uncollected one (1) year following the Closing Date, provided that Buyer has made good faith efforts to collect the same in accordance with its customary collection policies. For purposes of determining the Accounts Receivable which remain unpaid, customer payments received by Buyer after the Closing Date shall be applied to unpaid invoices as designated by the customer at the time of payment, and, in the absence of any designation, payments shall be applied to unpaid invoices in direct order of the dates of such invoices. Sellers shall purchase the Delinquent Accounts Receivable for cash equal to the face value thereof, not later than five (5) business days following notice from Buyer requesting such purchase and specifying the aggregate amount of the Delinquent Accounts Receivable. Buyer's sale of the Delinquent Accounts Receivable shall be without recourse. Sellers' obligations under this Section 5.7 shall not be subject to the limitations on their indemnification obligations provided in Section 8.1(a).

                                    ARTICLE 6

                        COVENANTS AND AGREEMENTS OF BUYER

         6.1 Expenses. Buyer shall bear its expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel, actuaries and accountants.

         6.2 Further Assurances. Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         6.3 Records. After the Closing, the Business shall maintain, and Buyer shall cause the Business to maintain, all books and records in an orderly and businesslike fashion and shall permit Sellers to have reasonable access at Sellers' expense to such books, records and data of which any Seller has no copy in connection with the preparation of Sellers' financial reports, tax returns, tax audits, the defense or prosecution of litigation (including arbitration), or any other reasonable need of any Seller to consult such records and data in order to satisfy its obligations herein.

         6.4 Employees of Seller. Buyer shall offer employment beginning on the Closing Date to all Employees who at the Closing Date are actively at work, on vacation or on jury duty (and, to all other Employees who return to active employment within 120 days of the Closing Date, employment effective as of the date they return to active employment), as employees-at-will, at salaries and wages commensurate with the responsibilities such employees will have following the Closing, as determined by Buyer, and, in the case of hourly wage Employees, at salaries substantially the same as currently paid by Sellers, excluding only those employees of Sellers specifically identified in writing by Buyer prior to the date hereof; provided, however, that nothing in this Section 6.4 shall be deemed to make any such employee a third-party beneficiary of this Agreement or otherwise give any such employee any rights against Buyer. Buyer will give all such employees who accept its offer of employment credit for their service with Sellers (to the extent recognized at the Closing Date by a similar Seller benefit plan or program) for purposes of determining eligibility and vesting (but not benefit accrual) in Buyer's applicable benefit plans or programs, including Buyer's Flexicare Plus pension plan and 401(k) plan. Other than assuming the sponsorship of Sellers' ss.125 plan and assuming Sellers' obligations to employees with respect to vacations, holidays and paid time off, Buyer is not assuming any Benefit Plan of Seller or any liability thereunder or based upon or related to any such Benefit Plan, including, without limitation, Seller's ss.125 plan (other than benefits payable under the health care reimbursement account) . Notwithstanding the foregoing, Buyer shall provide coverage under its health care plan or another plan selected by Buyer, for the period of time required under COBRA, to all eligible former employees of Sellers, including without limitation the employees of Sellers identified on Schedule 6.4, who constitute all former employees who, to Sellers' knowledge, are eligible for such coverage as of the date hereof; provided, however, that Sellers shall reimburse Buyer for its expenses incurred in providing such coverage, in excess of amounts paid by any such employee under COBRA, up to a maximum reimbursement by Sellers of $500,000 in the aggregate, and such reimbursement obligation shall not be subject to the "Basket," but shall be included in computation of the "Ceiling," as such terms are defined in
Section 8.1(a).

         6.5. Transfer Taxes. Buyer shall pay one-half of all sales, use, transfer, real property gains, documentary and stamp taxes and recording and filing fees applicable to any transaction contemplated by this Agreement.

         6.6. Excess Accounts Receivable Collections. Buyer shall use its good faith efforts, consistent with its customary collection policies, to collect the Accounts Receivable. Buyer shall not compromise or otherwise waive any rights to collect or enforce any portion of the Accounts Receivable without the prior written consent of the Sellers, nor shall Buyer give rise to any defense to payment of any Account Receivable, which defense did not exist prior to the Closing Date. Buyer shall provide to Sellers monthly, as soon as reasonably practicable after the end of the preceding calendar month, reports regarding the Accounts Receivable, including aging and other customary matters indicating collectibility of the Accounts Receivable, and shall notify Sellers reasonably promptly following receipt of notice of any bankruptcy or similar proceeding involving any Account Receivable obligor. Upon any Seller's request, Buyer shall convey to such Seller, for face value, any Account Receivable which such Seller reasonably deems doubtful of collection. In the event that Buyer's collections of Accounts Receivable during the one (1) year period following the Closing Date exceed, in the aggregate, the value of the Accounts Receivable (net of applicable reserves) on the Final Closing Balance Sheet, then Buyer shall promptly pay to Seller(s) the amount of such excess, and such payment shall be deemed to be an addition to the Purchase Price hereunder. For purposes of determining the Accounts Receivable which have been collected, customer payments received by Buyer shall be applied as provided in Section 5.7.

                                    ARTICLE 7

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         7.1 Survival. Except as otherwise expressly provided herein, all of the representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery of this Agreement and the Closing Date, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any other party. The representations and warranties contained in Sections 3.14 (Taxes), 3.17 (Environmental Matters) and
3.22 (Employee Benefit Plans) shall survive for the period of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. All other representations and warranties shall expire at 5:00 p.m. eastern standard time on the second anniversary of the Closing Date. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any General Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1      Obligation to Indemnify.

                  (a) Sellers jointly and severally agree to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Representatives, stockholders and assigns) from and against all Losses resulting from or arising out of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Seller contained in this Agreement, other than the representations set forth in Section 3.32(b) and
Section 3.33; (ii) obligations arising from the conduct of the Business prior to the Closing which were not expressly assumed by Buyer, including without limitation, Losses sustained as a result of any claim by any employee of Sellers based upon any employment contract, salary or bonus arrangement, fringe benefit, or other employment policy to which any Seller is a party or by which it is bound; (iii) any Excluded Liability; (iv) except in compliance with applicable Environmental Laws and any licenses or permits related thereto, the generation, use, treatment, storage, transfer, disposal, Release or threatened Release in, at, under, from, to or into, or on the Owned Properties or the Leased Properties of toxic or hazardous substances during the ownership or occupancy thereof by any of the Sellers; or (v) any Losses arising our of or resulting from the failure of EMS/Rosa to prepare or maintain corporate minutes and other records of corporate actions. Notwithstanding the foregoing, (Y) Sellers shall not have any liability under clause (i) of this Section 8.1(a) unless the aggregate of all Losses relating thereto exceeds, on a cumulative basis, One Hundred Fifty Thousand Dollars ($150,000) (the "Basket"), and then only to the extent of such excess, and (Z) Sellers' aggregate liability under this Section 8.1(a), and for reimbursement of Buyer's costs in providing continuation insurance coverage pursuant to Section 6.4, shall in no event exceed Ten Million Dollars ($10,000,000) (the "Ceiling").

                  (b) In addition to Sellers' indemnification obligations under
Section 8.1(a), Sellers jointly and severally agree to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Representatives, stockholders and assigns) from and against all Losses resulting from or arising out of Losses pertaining to product and warranty liability, and Losses resulting from or arising out of any failure by Sellers to provide or make available to their former employees continuation insurance coverage as required by COBRA, subject to the following: (i) Sellers' indemnification obligations with respect to product liability shall include all obligations and liabilities of whatever kind, nature or description relating, directly or indirectly, to product liability, litigation or claims against Buyer in connection with, arising out of, or relating to products manufactured prior to the Closing and sold or shipped from the Facilities prior to or following the Closing by Buyer or any Seller, provided, however, that Sellers shall have no liability under this clause (i) with respect to any third-party claim that is first asserted more than two (2) years following the Closing Date; and, provided further, that Sellers' aggregate liability with respect to product liability shall in no event exceed $1,000,000 during any consecutive twelve month period; and (ii) Sellers shall have no liability with respect to product warranty costs except to the extent such costs exceed, in the aggregate, the amount of reserves therefor on the Final Closing Balance Sheet and amounts received by Buyer from third parties in respect of product warranty costs and obligations, and only then up to an amount equal to the excess of $300,000 over such reserves.

                  (c) Buyer agrees to indemnify, defend and hold harmless Sellers (and their respective directors, officers, managers, employees, Representatives, stockholders and assigns) from and against all Losses resulting from or arising out of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement; (ii) obligations arising from the conduct of the Business subsequent to the Closing; (iii) from and after the Closing, any Assumed Liability; or (iv) except (A) in compliance with applicable Environmental Laws and any licenses or permits related thereto, or (B) to the extent resulting from Environmental Conditions existing prior to Closing, the generation, use, treatment, storage, transfer, disposal, release or the related release in, at, under, from, to or into, or on the Owned Properties or the Leased Properties other than those which are Excluded Assets, of toxic or hazardous substances during the occupancy thereof by Buyer or any of Buyer's affiliates. Notwithstanding the foregoing, Buyer shall not have any liability under clause (i) of this Section 8.1(c) unless the aggregate of all Losses relating thereto exceeds, on a cumulative basis, One Hundred and Fifty Thousand Dollars ($150,000), and then only to the extent of such excess.

                  (d) The term "Losses" as used in this Section 8.1 is not limited to matters asserted by third parties against Sellers or Buyer, but includes Losses incurred or sustained by any of them in the absence of third party claims. Payments by a party of amounts for which such party is indemnified hereunder shall not be a condition precedent to recovery.

         8.2 Notice of Asserted Liability. Promptly after Buyer or any Seller becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 8, the party entitled to indemnification ("Indemnitee") shall give notice thereof in the manner provided in this Section 8.2 of this Agreement (the "Claims Notice") to the other party ("Indemnitor"). The Claims Notice shall include a description in reasonable detail of any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") against Indemnitee, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by Indemnitee. Failure of Indemnitee to promptly give notice hereunder shall not affect rights to indemnification hereunder, except to the extent that Indemnitor demonstrates actual damage caused by such failure. Upon Indemnitor's request, Indemnitee shall provide Indemnitor with such reasonable documentation as Indemnitor shall request pertaining to any General Claim(s) made by Indemnitee.

         8.3 Opportunity to Defend. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee, such consent not to be unreasonably withheld, unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified or involves other matters not binding upon Indemnitee or such other indemnifiable parties. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as herein provided or contests its obligation to indemnify, Indemnitee may pay, compromise or defend such Asserted Liability without prejudice to any right it may have hereunder. In any event, each of Buyer and Seller may participate, at its own expense, in the defense of any Asserted Liability in respect of which it may have an indemnification obligation under Section 8.1. If either party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other party any books, records or other documents within such party's control that are necessary or appropriate for such defense.

         8.4 Escrow Remedies. If and to the extent any Seller is obligated to indemnify Buyer pursuant to any section of this Article 8, Buyer may notify the escrow agent and such Seller of Buyer's claim for indemnification, including the amount thereof, as provided in the Escrow Agreement. The provisions of the Escrow Agreement shall then govern such claim and the disbursement of funds by the Escrow Agreement.

         8.5 Limitation of Remedies. Notwithstanding anything in this Agreement (other than Section 5.7) or any of the Ancillary Agreements, the remedies set forth in this Article 8, the Escrow Agreement, and, as applicable, in Section 5.7, shall be the sole remedies to which any party hereto is entitled for breach or noncompliance with the provisions of this Agreement, and

Ancillary Agreement or any other agreement, instrument or document delivered in connection herewith or therewith; provided, however, that the foregoing shall not limit the right of any party to obtain injunctive relief, specific performance or similar equitable relief. In no event shall any party hereto be entitled to recover, or be liable to any other party for special, indirect, consequential, exemplary or punitive damages, except to the extent the Indemnitee has been held liable to a third-party for such damages, in which case the Indemnitor's liability shall include the full amount of Indemnitee's losses in respect of such third-party claim. The parties to this Agreement shall be obligated to use commercially reasonable efforts to mitigate the amount of Losses otherwise recoverable hereunder.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile transmission or other means and shall be deemed given when so delivered personally, or when received by the intended recipient at the following addresses:

         (i)      If to Buyer to:

                           Samuel A. Miley, Esq., General Counsel
                           MagneTek, Inc.
                           26 Century Boulevard
                           Nashville, Tennessee 37214
                           Telecopier: (615) 316-5192

                           with a copy to:
                           James L. McElroy, Esquire
                           Baker, Donelson, Bearman & Caldwell
                           511 Union Street, Suite 1700
                           Nashville, Tennessee 37219
                           Telecopier: (615) 726-0464


         (ii)     If to Sellers to:

                           Electric Motor Systems, Inc.
                           11895 Kemper Springs Drive
                           Cincinnati, OH 45340
                           Attention: Mr. Richard Pratt
                           with a copy to:

                           Philip F. Schultz, Esquire
                           Taft, Stettinius & Hollister LLP
                           1800 Firstar Tower
                           425 Walnut Street
                           Cincinnati, OH 45202-3597

         Any party may by notice given in accordance with this Section 9.1 to the other parties designate another address or person for receipt of notices hereunder.

         9.2 Entire Agreement. This Agreement (along with all documents referred to in this Agreement) contains the entire agreement of the parties with respect to the purchase of the Assets and related transactions, and supersedes all prior agreements written or oral with respect thereto.

         9.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. The failure of any party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         9.4 Governing Law; Reference to U.S. Dollars. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Ohio applicable to agreements made and to be performed entirely within such State. All references in this Agreement to amounts of money expressed in dollars are references to United States dollars, unless express reference is made to currency of another country.

         9.5 Expenses; Attorneys' Fees. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the foregoing, should any litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation.

         9.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. The Buyer may assign this Agreement in connection with the sale of substantially all assets of its drives division, and otherwise neither this Agreement nor any right hereunder may be assigned by any party without the written consent of the other party hereto. Any non-permitted assignment or attempted assignment shall be void.

         9.7 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Without limiting the generality of the foregoing, no provision in this Agreement shall create any third party beneficiary or other right in any employee or former employee of Sellers (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with Buyer or Sellers or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan.

         9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         9.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         9.10 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Buyer and Sellers.

         9.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.12 Time of Essence. Time is of the essence for each and every provision of this Agreement.

                                   ARTICLE 10

                                   DEFINITIONS

         10.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         "Accounts Receivable" shall mean all accounts and notes receivable (whether current or noncurrent), arising out of sales in the ordinary course of Seller's Business or included in accounts receivable on the EMS Interim Balance Sheet, ESI Interim Balance Sheet or the EMS/Rosa Interim Balance Sheet, as the case may be;

         "Actions" has the meaning set forth in Section 3.24.

         "Adjusted Purchase Price" has the meaning set forth in Section 1.5(b).

         "Adjustment Report" has the meaning set forth in Section 1.5(c).

         "Affiliate" has the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Affiliated Group" means any affiliated group within the meaning of IRC ss.1504, and any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Ancillary Agreements" means all agreements, certificates, instruments or other documents to be executed and delivered by any of the parties under this Agreement including, but not limited to, the following: (i) an Escrow Agreement, substantially in the form of Exhibit B hereto, (ii) one or more Bills of Sale, substantially in the form of Exhibit C hereto, (iii) a Lease of ESI's Property, substantially in the form of Exhibit D hereto, (iv) an Assignment and Assumption Agreement substantially in the form of Exhibit E hereto, (v) Assignments substantially in the form of Exhibit F hereto, (vi) Noncompetition Agreements substantially in the form of Exhibit G hereto, (vii) a Guaranty Agreement, substantially in the form of Exhibit H hereto, respecting Sellers' indemnification obligations hereunder, executed by each of Richard L. Pratt and Robert G. Friedrich, (viii) an Amendment to EMS's Lease, substantially in the form attached hereto as Exhibit I, (ix) such deeds, lease assignments and other instruments of conveyance as may be necessary or appropriate to convey the Assets to Buyer, and (x) incumbency and such other certificates as either party may reasonably request.

         "Applicable Law" means, with respect to any Person, any valid and enforceable domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person.

         "Asserted Liability" has the meaning set forth in Section 8.2.

         "Assets" shall mean all of the right, title and interest of Sellers in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used or useful in connection with, or related to, the Business, including without limitation all of Seller's right, title and interest in and to the following:

                  (a) all cash and cash equivalents;

                  (b) all Inventory;

                  (c) all Accounts Receivable;

                  (d) all Contract Rights;

                  (e) all Leases listed in the Disclosure Letter;

                  (f) all Leasehold Improvements;

                  (g) all Owned Property;

                  (h) all Fixtures and Equipment;

                  (i) all Intangible Assets and Intellectual Property Rights;

                  (j) all Books and Records;

                  (k) all of Seller's prepaid expenses and deposits (including any prepaid insurance premiums);

                  (l) all computers and software;

                  (m) all supplies, sales literature, promotional literature, customer, supplier and distributor lists, display units, telephone and fax numbers and purchasing records;

                  (n) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Sellers or affecting the Assets;

                  (o) all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including, without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Sellers on or prior to the Closing Date;

                  (p) all Permits, to the extent transferable; and

                  (q) all goodwill relating to the foregoing;

but excluding therefrom the Excluded Assets.

         "Assumed Contracts" means (i) all Contracts of Sellers listed in
Schedule 10.1, as attached hereto and (ii) any other Contracts which Buyer, in its sole discretion, elects to accept and assume. No Contract which relates to Excluded Assets shall be an Assumed Contract pursuant to the above sentence.

         "Assumed Liabilities" means the following (without duplication) specifically listed liabilities relating to the Assets:

                  (b) all Liabilities of Sellers relating to the period on and after the Closing Date under all Permits assigned to Buyer on the Closing Date;

                  (c) all Liabilities, arising from the ordinary course operations of the Business, under customer orders and purchase orders that are unfilled as of , and as to which no Seller has received the benefits prior to, the Closing Date;

                  (c) all Liabilities (which shall not include any portion of funded debt) on the Closing Date Balance Sheet;

                  (d) the obligations and liabilities accruing, arising out of, or relating to events or occurrences happening on or after the Closing Date under the Assumed Contracts and Leases, but not including any obligations or liability for any breach of any such Assumed Contract or Lease occurring on or prior to the Closing Date;

                  (e) Sellers' ss.125 Plan;

                  (f) Sellers' obligations to employees for vacation, holidays, and paid time off, and to former employees for continuation medical coverage required by COBRA (subject, however, to Sellers' reimbursement obligations under Section 6.4); and

                  (g) Sellers' product warranty obligations.

         "Balance Sheet" means, with respect to each Seller, such Sellers' balance sheet identified in Section 3.8.

         "Balance Sheet Date" has the meaning as set forth in Section 3.8.

         "Benefit Plan" means any plan, agreement, arrangement or commitment (whether provided by insurance, self-insurance or otherwise) that is an employment, consulting or deferred compensation agreement; or an executive compensation, incentive, bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, or severance pay plan; or a life, health, post-retirement benefit, worker's compensation, unemployment benefit, disability or accident plan; or a holiday, vacation, leave of absence, Christmas or other bonus practice; or expense reimbursement, automobile or other transportation allowance; or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any "employee benefit plan," as defined in section 3(3) of ERISA, maintained by any Seller or with respect to which any Seller has or in the future may have, any contribution or other liability or obligation with respect to any of its current or former employees, directors or independent contractors or any beneficiaries thereof.

         "Books and Records" means originals or copies of all of Sellers' books and records relating to the Business, including books of account and accounting records, sales data, customer lists, employee files and records, information relating to customers, supplier lists, mailing lists, brochures, advertising materials, business and marketing plans, and operating records of every kind, but excluding corporate minute books, stock ledgers, and similar records.

         "Business" has the meaning set forth in the first recital hereto.

         "Buyer" has the meaning set forth in the preamble hereto.

         "CERCLA" has the meaning set forth in Section 3.17(b).

         "Claims Notice" has the meaning set forth in Section 8.2.

         "Closing" or "Closing Date" has the meaning set forth in Section 2.1.

         "Closing Date Balance Sheet" has the meaning set forth in Section
1.5(a).

         "Closing Equity" has the meaning set forth in Section 1.5(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Company" has the meaning set forth in Section 3.17(a).

         "Contested Adjustments" has the meaning set forth in Section 1.5(d).

         "Contract" means any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which any Seller is a party or is bound, whether oral or written, but excluding all Leases.

         "Contract Rights" means all of Sellers' rights and obligations under the Assumed Contracts.

         "Disclosure Letter" means the disclosure letter (including the Parts attached thereto) delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "EMS" has the meaning set forth in the preamble hereto.

         "EMS Balance Sheet" has the meaning set forth in Section 3.8(a).

         "EMS Balance Sheet Date" has the meaning set forth in Section 3.8(a).

         "EMS Financial Statements" has the meaning set forth in Section 3.8(a).

         "EMS Interim Balance Sheet" has the meaning set forth in Section
3.8(a).

         "EMS Interim Balance Sheet Date" has the meaning set forth in Section 3.8(a).

         "EMS Interim Financial Statements" has the meaning set forth in Section 3.8(a).

         "EMS Year-End Financial Statements" has the meaning set forth in
Section 3.8(a).

         "EMS/Rosa" has the meaning set forth in the preamble hereto.

         "EMS/Rosa Balance Sheet" has the meaning set forth in Section 3.8(c).

         "EMS/Rosa Balance Sheet Date" has the meaning set forth in Section 3.8(c).

         "EMS/Rosa Financial Statements" has the meaning set forth in Section 3.8(c).

         "EMS/Rosa Interim Balance Sheet" has the meaning set forth in Section 3.8(c).

         "EMS/Rosa Interim Balance Sheet Date" has the meaning set forth in
Section 3.8(c).

         "EMS/Rosa Interim Financial Statements" has the meaning set forth in
Section 3.8(c).

         "EMS/Rosa Year-End Financial Statements" has the meaning set forth in
Section 3.8(c).

         "Employees" has the meaning set forth in Section 3.21.

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Conditions" has the meaning set forth in Section
3.17(k).

         "Environmental Laws" has the meaning set forth in Section 3.17(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreement" has the meaning set forth in Section 1.6.

         "ESI" has the meaning set forth in the preamble hereto.

         "ESI Balance Sheet" has the meaning set forth in Section 3.8(b).

         "ESI Balance Sheet Date" has the meaning set forth in Section 3.8(b).

         "ESI Financial Statements" has the meaning set forth in Section 3.8(b).

         "ESI Interim Balance Sheet" has the meaning set forth in Section
3.8(b).

         "ESI Interim Balance Sheet Date" has the meaning set forth in Section 3.8(b).

         "ESI Interim Financial Statements" has the meaning set forth in Section 3.8(b).

         "ESI Year-End Financial Statements" has the meaning set forth in
Section 3.8(b).

         "Excluded Assets" means, notwithstanding anything contained herein to the contrary, the following assets which are not to be acquired by Buyer hereunder and which shall be retained by Seller:

                  (b) stock in Electromotive System GmbH, a wholly-owned subsidiary of ESI;

                  (b) the real property located at N50 W13605 Overview Drive and at N49 W13650 Campbell Drive, in Menomonee Falls, Wisconsin;

                  (c) deferred financing costs included in Sellers' balance sheets;

                  (d) Notes Receivable from Fulghum Industries and from Safety Hoist & Crane Inc. to ESI for an aggregate of $99,732.32;

                  (e) Sellers' Insurance Policies; and

                  (f) all claims, causes of action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets or the Business to the extent related to the Excluded Liabilities.

         "Excluded Liabilities" means, except for Assumed Liabilities, any and all liabilities or obligations of Sellers, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof, which Excluded Liabilities include, without limitation:

                  (b) Any liability or obligation to or in respect of any current or former employees, directors or independent contractors (or any beneficiaries thereof) of Sellers including, without limitation, (i) any employment agreement, whether or not written, between any Seller and any person,
(ii) except as provided in Section 6.4, any liability under any Benefit Plan at any time maintained, contributed to or required to be contributed to by or with respect to any Seller or under which any Seller has incurred or may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to any Seller's withdrawal or partial withdrawal from or termination of any Benefit Plan, and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation;

                  (c) Any liability or obligation of any Seller in respect of any Tax;

                  (d) Any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of either Seller or any other person or entity on or prior to the Closing Date;

                  (e) Any liability or obligation of any Seller arising out of or related to any Action against such Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

                  (f) Any liability or obligation of any Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement;

                  (g) Any liability or obligation related to any Former Facility; and

                  (h) Any liability or obligation arising out of CERCLA, any equivalent state statute or any other Environmental Law.

         "Facilities" means the Owned Property and the Leased Property.

         "Final Adjusted Purchase Price" has the meaning set forth in Section 1.5(f).

         "Final Adjustments" has the meaning set forth in Section 1.5(d).

         "Final Closing Balance Sheet" has the meaning set forth in Section 1.5(e).

         "Financial Statements" has the meaning set forth in Section 3.8.

         "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, cranes, automobiles, trucks, spare parts, supplies, equipment and other tangible personal property owned by Sellers and used in connection with, and located at any office or other facility of, the Business.

         "Former Facility" means each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities which was owned, leased or operated by Sellers at any time prior to the date hereof, but excluding any Facilities.

         "Funded Debt" means the sum of (a) the principal amount of all Debt for borrowed money, plus (b) Debt under acceptance facilities or facilities for the discount or sale of accounts receivable.

         "GAAP" means generally accepted accounting principles.

         "General Claim" means any claim based on, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Seller on the one hand or Buyer on the other hand, contained in this Agreement, or (ii) any misrepresentation in or omission from any certificate or other instrument furnished hereunder.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government organization, commission, or tribunal, or any regulatory, administrative or other agency of governmental authority, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substance" shall mean any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

         "Income Tax" means any federal, state, local or foreign Tax imposed on or measured by gross or net income or a taxable base in the nature of gross or net income (including franchise, alternative, minimum, alternative minimum, add-on, and surcharge and other similar Taxes), any Tax imposed in whole or in part in lieu of any of the foregoing, and in each instance any interest (including interest on deferred tax liability under Section 453A(c) of the IRC and "look-back" interest under Section 460 of the IRC and similar amounts of interest imposed by the IRC), penalties, additions to tax or similar charges attributable to such Tax.

         "Indemnitee" has the meaning set forth in Section 8.2.

         "Indemnitor" has the meaning set forth in Section 8.2.

         "Independent Auditors" has the meaning set forth in Section 1.5(d).

         "Insurance Policies" means the insurance policies listed in the Disclosure Letter.

         "Intangible Assets" has the meaning set forth in Section 3.18.

         "Intellectual Property Rights" has the meaning set forth in Section
3.18.

         "Interim Balance Sheet" has the meaning set forth in Section 3.8.

         "Interim Balance Sheet Date" has the meaning set forth in Section 3.8.

         "Interim Financial Statements" has the meaning set forth in Section
3.8.

         "Inventory" shall mean all of Sellers' inventory of goods, including all merchandise, raw materials, work in progress and finished products, wrapping, supply and packaging items and similar items, held for resale or used in connection with the Business, in each case wherever the same may be located.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "IRS" has the meaning set forth in Section 3.14(b).

         "Leased Property" has the meaning set forth in Section 3.12(a)(ii).

         "Leasehold Improvements" means all leasehold improvements situated in or on the Leased Property and owned by any of Sellers.

         "Leases" has the meaning set forth in Section 3.12(a)(ii).

         "Liability" or "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

         "Losses" means all losses, costs, claims, liabilities, damages, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of litigation, losses in connection with any Environmental Law (including without limitation any clean-up, remedial, corrective or responsive action), losses, excluding lost profits, resulting from any shut down or curtailment of operations, damages to the environment, attorneys' fees, and all amounts paid in the investigation, defense or settlement of any of the foregoing.

         "Material Adverse Effect" or "Material Adverse Change" means any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, public image, prospects, assets, liabilities or operations of Sellers, taken as a whole or on the ability of any Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change," excluding, however, any such effect or change caused by or resulting from (i) the announcement or pendency of the transactions contemplated by this Agreement, and (ii) changes in economic conditions generally.

         "Multiemployer Plan" has the meaning set forth in Section 3.22(a).

         "Order Backlog" means any unfilled purchase order or commitment of any Seller for the Business.

         "OSHA" has the meaning set forth in Section 3.15.

         "Owned Property" has the meaning set forth in Section 3.12(a)(i).

         "PBGC" has the meaning set forth in Section 3.22(g).

         "Pension Plan" has the meaning set forth in Section 3.22(a).

         "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority, whether foreign, federal, state or local, or any other person, necessary for the operation of the Business.

         "Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

         "Personal Goodwill" means all customer lists and information, customer contacts and relationships, supplier lists, contacts and relationships, rights and power to cause the continuation of such customer and supplier relationships, representation and standing within the AC/DC drive and related industries and other personal assets associated with a specified individual's performance of his duties as an employee of a Seller that are generally understood to be within the definition of "goodwill."

         "Plan Affiliate" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

         "Proposition 65" has the meaning set forth in Section 3.17(o).

         "Purchase Price" has the meaning set forth in Section 1.4.

         "RCRA" has the meaning set forth in Section 3.17(b).

         "Recalls" has the meaning set forth in Section 3.33(b).

         "Release" shall mean and include all unlawful spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

         "Representative" means any officer, director, principal, attorney, agent, employee or representative.

         "Returns" has the meaning set forth in Section 3.14.

         "Seller" and "Sellers" have the meaning set forth in the preamble hereto.

         "Sellers' Micro-Technology" has the meaning set forth in Section 3.35.

         "Settlement Date" has the meaning set forth in Section 1.5(e).

         "Subsidiary" means (a) any corporation in an unbroken chain of corporations beginning with any Seller if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner, or (c) any partnership in which the Company possesses a 50% or greater interest in the total capital or total income of such partnership.

         "Tax" or "Taxes" has the meaning set forth in Section 3.14.

         "Treasury Regulation" means any final, proposed or temporary regulations promulgated under the IRC.

         "Welfare Plan" has the meaning set forth in Section 3.22(a).

         "Working Capital" means the difference between the current assets and current liabilities of the Company, as determined in accordance with GAAP consistently applied.

         "Year 2000 Compliant and Ready" has the meaning set forth in Section 3.35.

         "Year-End Financial Statements" has the meaning set forth in Section
3.8.

         IN WITNESS WHEREOF, Buyer and Sellers have duly executed and delivered this Agreement as of the date first above written.

                                       "SELLERS"

                                       ELECTRIC MOTOR SYSTEMS, INC.,
                                       an Ohio corporation


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------


                                       ELECTROMOTIVE SYSTEMS, INC.,
                                       a Wisconsin corporation


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                                          and

                                       EMS/ROSA AUTOMATION
                                       ENGINEERING, INC.,
                                       an Ohio corporation


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------


                                       "BUYER"

                                       MAGNETEK, INC.,
                                       a Delaware corporation


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                       "INDIVIDUAL SELLERS"


                                       -----------------------------------------
                                       ROBERT FRIEDRICH


                                       -----------------------------------------
                                       STEVEN J. BADINGHAUS